Exhibit 99.2

ORIENT-EXPRESS HOTELS LTD.

HISTORICAL SHARE-BASED COMPENSATION EXPENSE

(U.S. dollars in thousands)

	Three months ended
	March 31,	June 30,	September 30,		December 31,	Full Year
2007	$372	$407	$105		$558	$1,442
2008	838	693	681		588	2,800
2009	799	1,310	1,222		892	4,223
2010	1,487	1,446	1,628		1,404	5,965
2011	1,572	2,040	1,691	(1)	1,956	7,259
2012	2,010	1,572	N/A		N/A	N/A

(1) The third quarter 2011 expense includes $507,000 that was previously credited in that quarter to reverse share-based compensation expense recorded in prior quarters.  Consistent with the presentation of  adjusted EBITDA by Orient-Express Hotels Ltd., the third quarter 2011 expense has been increased to exclude this credit.